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                                                                    Exhibit 10.9


                           EMPLOYEE MATTERS AGREEMENT

                           DATED AS OF MARCH 28, 2000

                                 BY AND BETWEEN

                                CABOT CORPORATION

                                       AND

                       CABOT MICROELECTRONICS CORPORATION
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                           EMPLOYEE MATTERS AGREEMENT

                  This EMPLOYEE MATTERS AGREEMENT, is made as of March 28, 2000 (the "Employee Matters Agreement"), by and between Cabot Corporation ("Cabot") and Cabot Microelectronics Corporation ("Cabot Microelectronics") (each of Cabot and Cabot Microelectronics, a "Party," and, collectively, the "Parties").

                                    RECITALS

                  WHEREAS, the Parties have entered into a Master Separation Agreement ("MSA"), dated as of March 28, 2000, relating to the complete separation of the "MMD Business" (as defined in the MSA) from Cabot; and

                  WHEREAS, the MSA contemplates that the Parties will enter into this Employee Matters Agreement to allocate between themselves the responsibilities, obligations and liabilities relating to the compensation and employee benefits of the CMC Employees in connection with such separation;

NOW, THEREFORE, in consideration of the covenants and agreements set forth below, the Parties agree as follows:

         1. DEFINITIONS. As used in this Employee Matters Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

         (a) "Cabot Qualified Plans" shall mean Cabot's Cash Balance Plan, Employee Stock Ownership Plan and Retirement Incentive Savings Plan.

         (b) "Cabot Supplemental Plans" shall mean Cabot's Supplemental Cash Balance Plan, Supplemental Employee Stock Ownership Plan, Supplemental Retirement Income Savings Plan and Deferred Compensation Plan.

         (c) "CMC Benefit Arrangements" shall mean each and all pension, supplemental pension, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short- and long-term disability), savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, salary continuation, tuition reimbursement, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit plans, programs, policies, agreements and arrangements providing or having any liability to provide compensation or benefits of any kind to the CMC Employees. The CMC Benefit Arrangements shall
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include, but shall not be limited to, each "employee benefit plan" (as defined in Section 3(3) of ERISA) of Cabot Microelectronics.

         (d) "CMC Employees" shall mean all persons who are active employees of Cabot Microelectronics, other than the CMC Foreign Employees. Prior to the Contribution Date, Cabot Microelectronics and Cabot shall have agreed on the names of those persons who will be CMC Employees as of the Contribution Date.

         (e) "CMC Foreign Employees" shall mean all persons who are active employees of Cabot Microelectronics (determined in accordance with the law of the jurisdictions in which such individuals are located) who reside outside of the United States.

         (f) "COBRA" shall mean the continuation coverage requirements of
Section 4980B(f) of the Code and Section 601 of ERISA.

         (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (h) "Contribution Date" shall have the meaning set forth in the MSA.

         (i) "Distribution" and "Distribution Date" shall have the meaning set forth in the MSA.

         (j) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         (k) "IPO Effective Date" shall have the meaning set forth in the MSA.

         (m) "IPO Registration Statement" means the registration statement on Form S-1, Registration No. 333-90593, filed by Cabot Microelectronics with the Securities and Exchange Commission in connection with the initial public offering of the Common Stock, $.001 par value per share, of Cabot
Microelectronics, as it may be amended.

         2. ASSUMPTION BY CABOT MICROELECTRONICS OF RESPONSIBILITIES, OBLIGATIONS AND LIABILITIES RELATING TO THE CMC EMPLOYEES

         (a) Except as set forth in Section 2(c), as of the Contribution Date, Cabot Microelectronics shall (or shall cause one or more applicable CMC Benefit Plans to) assume all responsibilities, obligations and liabilities relating the employment, compensation and benefits of the CMC Employees as of and following the Contribution Date. Cabot shall retain all responsibilities, obligations and liabilities not so assumed by Cabot Microelectronics pursuant to this Employees Matters Agreement.

         (b) Cabot shall indemnify Cabot Microelectronics and shall hold Cabot Microelectronics harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by Cabot Microelectronics by reason of Cabot's failure to comply with any of the provisions of this Employee Matters Agreement, and Cabot Microelectronics shall indemnify Cabot and its affiliates (other than Cabot


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Microelectronics) and hold Cabot and its affiliates (other than Cabot
Microelectronics) harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by Cabot and its affiliates (other than Cabot Microelectronics) by reason of Cabot Microelectronics' failure to comply with any of the provisions of this Employee Matters Agreement.

         (c) The only exceptions to the responsibilities, obligations and liabilities assumed by Cabot Microelectronics pursuant to Section 2(a) are as follows:

                  (i) Cabot shall retain all responsibilities, obligations and liabilities relating to the Cabot Qualified Plans.

                  (ii) Cabot shall retain all responsibilities, obligations and liabilities under COBRA and state workers' compensation statutes relating to any CMC Employee (and, in the case of COBRA benefits, any qualified beneficiary of a CMC Employee) who becomes entitled to benefits under either of such statutes on or before the Contribution Date.

                  (iii) Cabot shall retain all responsibilities, obligations and liabilities for claims arising or incurred on or before the Contribution Date relating to any CMC Employee under any medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short-term disability plan of Cabot. For purposes of this Section 2(c)(iii), a claim shall be deemed to have arisen or to have been incurred upon the incurrence of a qualified expense for which reimbursement or payment is sought.

                  (iv) Cabot shall retain all responsibilities, obligations and liabilities for claims arising or incurred under Cabot's long-term disability plan with respect to any CMC Employee who becomes entitled to benefits thereunder on or before the Distribution Date (or such earlier date as Cabot and Cabot Microelectronics may mutually agree).

                  (v) Stock-based equity awards granted by Cabot to the CMC Employees pursuant to Cabot's equity incentive plans shall be treated as set forth in Section 6 of this Employee Matters Agreement. Benefits of the CMC Employees under the Cabot Supplemental Plans shall be treated as set forth in
Section 7 of this Employee Matters Agreement. Flexible spending accounts of the CMC Employees under Cabot's flexible benefits plan shall be treated as set forth in Section 8 of this Employee Matters Agreement.

         (d) Cabot Microelectronics shall promptly reimburse Cabot, upon Cabot's reasonable request, for any responsibilities, obligations and liabilities satisfied by Cabot that have been assumed by Cabot Microelectronics pursuant to this Section 2, and Cabot shall promptly reimburse Cabot Microelectronics, upon Cabot Microelectronics'


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reasonable request, for any responsibilities, obligations and liabilities satisfied by Cabot Microelectronics that have been retained by Cabot pursuant to this Section 2.

         3. ESTABLISHMENT OF CMC BENEFIT ARRANGEMENTS

         (a) Cabot Microelectronics shall establish the following CMC Benefit Arrangements on or before such times as are set forth below:

                  (i) Qualified Defined Contribution Plan. On or before the IPO Effective Date, Cabot Microelectronics shall adopt a defined contribution plan for the benefit of the CMC Employees. Such plan shall be qualified under Sections 401(a) and 401(k) of the Code and shall contain such rights and features as Cabot Microelectronics shall determine. The CMC Employees shall commence to participate in such plan as of the first day of the month immediately following the month in which the IPO Effective Date occurs.

                  (ii) Employee Stock Purchase Plan. On or before the IPO Effective Date, Cabot Microelectronics shall adopt an employee stock purchase plan for the benefit of the CMC Employees. Such plan shall be a plan to which
Section 423 of the Code applies and shall contain such rights and features as Cabot Microelectronics shall determine. Subject to Section 3(h), the first offering period under such plan shall commence on the IPO Effective Date (or such other date as Cabot Microelectronics shall establish).

                  (iii) Supplemental Retirement Plan. On or before the IPO Effective Date, Cabot Microelectronics shall adopt a supplemental retirement plan for the purpose of providing supplemental retirement benefits to the CMC Employees whose contributions to the CMC qualified defined contribution plan are limited by reason of application of Sections 415(a) and 401(a)(17) of the Code. Such plan shall in Cabot Microelectronics' discretion be either an "excess benefit plan" (within the meaning of Section 3(36) of ERISA) or a plan which is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and shall contain such rights and features as Cabot Microelectronics shall determine; provided, however, that Cabot Microelectronics shall cause such plan to be "unfunded" for purposes of ERISA and the Code (but the application of this proviso shall not preclude Cabot Microelectronics from establishing and making contributions to one or more grantor trusts relating to such plan). The CMC Employees shall commence to participate in such plan as of the first day of the month immediately following the month in which the IPO Effective Date occurs.

                  (iv) Equity Incentive Plan. Prior to the IPO Effective Date, Cabot Microelectronics shall adopt an equity incentive plan for the purpose of making equity-based incentive awards relating to the common stock of Cabot Microelectronics. Subject


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to Section 3(h), equity awards shall be made thereunder as of and after the IPO
Effective Date at such times, in such amounts and to such persons as Cabot Microelectronics shall determine.

                  (v) Medical and Health Plans. Prior to the Distribution Date, Cabot Microelectronics shall establish one or more plans providing medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short- and long-term disability benefits to the CMC Employees and their eligible dependents. The CMC Employees shall commence to participate in such plans as of the Distribution Date (or such earlier date as Cabot and Cabot Microelectronics may mutually agree).

                  (vi) Employment, Severance and Change-in-Control Agreements and Arrangements. Following the IPO Effective Date, Cabot Microelectronics shall enter into such agreements and other arrangements relating to the severance and termination payments and benefits to which CMC Employees shall become entitled upon termination of employment following a "change in control" of Cabot Microelectronics (as defined therein) as Cabot Microelectronics in its sole discretion deems necessary or advisable. The terms and conditions of these agreements and arrangements (including, without limitation, eligibility, conditions to entitlements and nature and amount of payments and benefits) shall be determined by Cabot Microelectronics in its sole discretion.

         (b) In addition to the CMC Benefit Arrangements to be adopted and established pursuant to Section 3(a), Cabot Microelectronics shall establish such other CMC Benefit Arrangements and such other practices and policies relating thereto as it deems necessary and appropriate for the purpose of providing compensation and employee benefits to the CMC Employees.

         (c) To the extent that service is relevant to eligibility, vesting or determination of levels of benefits under any CMC Benefit Arrangement, such CMC Benefit Arrangement shall provide credit for service by CMC Employees with Cabot or any of its affiliates (but excluding (i) accrual of benefits under any defined benefit pension plan that Cabot Microelectronics may establish and (ii) service awards).

         (d) Cabot Microelectronics shall bear all responsibilities, obligations and liabilities under the CMC Benefit Arrangements.

         (e) Except as set forth in this Section 3, nothing in this Employee Matters Agreement shall prohibit Cabot Microelectronics from amending, modifying or terminating any CMC Benefit Arrangement following the Distribution Date.

         (f) With respect to CMC Benefit Arrangements that provide for medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short- and long-term disability benefits or other, similar welfare benefits, no pre-existing


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conditions exclusions shall be applied to a CMC Employee participating therein except to the extent such CMC Employee has not satisfied any such exclusion under the plan of Cabot providing such benefits in which such CMC Employee participated immediately prior to the commencement of participation in such CMC Benefit Arrangement. Any amounts for out-of-pocket limits and benefit maximums paid or incurred in any plan year under any such Cabot plan by a CMC Employee during such plan year shall be counted toward such CMC Employee's out-of-pocket limits and benefit maximums under such CMC Benefit Arrangement for the same plan year.

         (g) The Parties shall take all steps necessary such that (i) any CMC Benefit Arrangements in effect as of the IPO Effective Date shall comply in form and in operation with all applicable law (including, without limitation, ERISA, the Code and the federal securities laws) as of the IPO Effective Date, and (ii) equity awards granted under the CMC equity incentive plan prior to the Distribution Date shall constitute qualified performance-based compensation under Section 162(m) of the Code.

         (h) The Parties shall take all steps necessary such that no issuance of Cabot Microelectronics common stock shall be made, no Cabot Microelectronics stock-based equity award shall be granted and no other action shall be taken if such issuance, grant or other action would preclude the Distribution from being tax-free to Cabot and its stockholders.

         4. CESSATION OF PARTICIPATION IN CABOT BENEFIT PLANS AND ARRANGEMENTS

         (a) Except as set forth in Sections 4(b), effective as of the IPO Effective Date, the CMC Employees shall cease to participate in, be covered by, receive benefits under or have any rights under the employee benefit plans and arrangements of Cabot, except for benefits and rights relating to their participation therein prior to the IPO Effective Date.

         (b) The only exceptions to Section 4(a) are as follows:

                  (i) The CMC Employees shall cease to accrue benefits under Cabot's Cash Balance Plan (and, if applicable, the Cabot Supplemental Plan relating thereto) on the last day of the month in which the IPO Effective Date occurs.

                  (ii) The CMC Employees shall receive allocations under Cabot's Employee Stock Ownership Plan (and, if applicable, the Cabot Supplemental Plan relating thereto) at the end of the calendar quarter in which the IPO Effective Date occurs; provided, however, that such allocations shall reflect only service and compensation through the last day of the month in which the IPO Effective Date occurs. Cabot shall contribute an amount equal to such contributions to Cabot's Employee Stock Ownership Plan as soon as practicable following the end of the calendar quarter in which the IPO


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Effective Date occurs and shall cause such contributions to be allocated to the accounts of the CMC Employees participating therein.

                  (iii) The CMC Employees shall receive matching contributions under Cabot's Retirement Incentive Savings Plan (and, if applicable, the Cabot Supplemental Plan relating thereto) at the end of the calendar quarter in which the IPO Effective Date occurs; provided, however, that such matching contributions shall be limited to reflect elective deferrals through the last day of the month in which the IPO Effective Date occurs. Cabot shall contribute an amount equal to such contributions to Cabot's Retirement Incentive Savings Plan as soon as practicable following the end of the calendar quarter in which the IPO Effective Date occurs and shall cause such contributions to be allocated to the accounts of the CMC Employees participating therein. Outstanding loans under Cabot's Retirement Incentive Savings Plan shall be treated as set forth in
Section 5 of this Employee Matters Agreement.

                  (iv) The CMC Employees shall cease to participate in the medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short- and long-term disability and other, similar plans sponsored by Cabot as of the earlier of (x) the date on which they commence to participate in medical and health plans sponsored by Cabot Microelectronics and
(y) the Distribution Date.

                  (v) The CMC Employees shall cease to participate in Cabot's Employee Stock Purchase Plan as of the last payroll date prior to the IPO Effective Date. As soon as practicable following such payroll date, any payroll deductions of such CMC Employees shall be applied to the purchase of shares of Cabot common stock, and any excess payroll deductions not so applied shall be returned to such CMC Employees.

                  (vi) Stock-based equity awards granted by Cabot to the CMC Employees pursuant to Cabot's equity incentive plans shall be treated as set forth in Section 6 of this Employee Matters Agreement. Benefits of the CMC Employees under the Cabot Supplemental Plans shall be treated as set forth in
Section 7 of this Employee Matters Agreement. Flexible spending accounts of the CMC Employees under Cabot's flexible benefits plan shall be treated as set forth in Section 8 of this Employee Matters Agreement.

         (c) Prior to the IPO Effective Date, Cabot shall take all action necessary such that each CMC Employee shall, effective immediately prior to the Distribution Date, become fully vested in any unvested portion of his or her accrued benefit under the Cabot Qualified Plans and the Cabot Supplemental Plans.

         5. TREATMENT OF LOANS UNDER THE CABOT RETIREMENT INCENTIVE SAVINGS PLAN. Subject to any applicable loan provisions under Cabot's Retirement Incentive Savings Plan as in effect on the date hereof, Cabot and Cabot


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Microelectronics shall take all actions necessary such that, in connection with the Distribution, each participant in such plan who is a participant in Cabot Microelectronics' defined contribution plan is provided with the opportunity to repay any outstanding loans under the Retirement Incentive Savings Plan and to establish loans of substantially equal amounts under the Cabot Microelectronics defined contribution plan.

         6. CONVERSION OF CABOT EQUITY AWARDS. Subject to Section 3(h), equity awards granted to CMC Employees by Cabot under the equity incentive plans of Cabot may be converted at such times and in such a manner as Cabot and Cabot Microelectronics shall agree. As of the date of such conversion, Cabot Microelectronics shall be deemed to have assumed all such converted awards.

         7. TREATMENT OF LIABILITIES RELATING TO DEFERRED COMPENSATION AND SUPPLEMENTAL BENEFITS

         (a) Cabot shall take all steps necessary such that: (i) each CMC Employee who participates in the Cabot Supplemental Plans may elect to reduce to zero his or her aggregate accrued benefits thereunder and be credited with an opening account balance of equivalent value under the supplemental retirement plan established by Cabot Microelectronics pursuant to Section 3(a)(iii) of this Employee Matters Agreement; and (ii) the aggregate accrued benefits of each CMC Employee under the Cabot Supplemental Plans who so elects shall, as of the Distribution Date, be so reduced; provided, however, that no such election by a CMC Employee so to reduce his or her aggregate accrued benefits under any Cabot Supplemental Plan shall be of any force and effect unless he or she makes such election with respect to all of the Cabot Supplemental Plans in which he or she participates.

         (b) Cabot Microelectronics shall take all steps necessary such that:
(i) the supplemental retirement plan established by it pursuant to Section 3(a)(iii) of this Employee Matters Agreement shall permit the crediting of opening account balances with respect to each CMC Employee who has made the election under the Cabot Supplemental Plans contemplated by Section 7(a) of this Employee Matters Agreement; and (ii) such opening account balance shall, as of the Distribution Date, be so credited with respect to (and only with respect to) each CMC Employee who has made such an election.

         (c) Any account balance credited under the Cabot Microelectronics supplemental retirement plan established by it pursuant to Section 3(a)(iii) of this Employee Matters Agreement shall be subject to such terms and conditions as Cabot Microelectronics shall determine; provided, however, that no such term or condition shall (i) cause any such account balance to be forfeitable and (ii) without the consent of the applicable CMC Employee, postpone the payment of any such account balance after termination of his or her employment.


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         (d) As of the Distribution Date, Cabot Microelectronics shall assume all account balances credited pursuant to this Section 7.

         8. TREATMENT OF FLEXIBLE SPENDING ACCOUNTS.

         (a) Effective as of a date prior to the Distribution Date as the Parties shall agree, the Parties shall take all steps necessary and appropriate so that Cabot Microelectronics assumes the Cabot Corporation Flexible Benefits Plan with respect to the CMC Employees who participate therein (the Cabot Corporation Flexible Benefits Plan, the "Cabot FBP," and the Cabot Microelectronics flexible benefits plan resulting from such assumption, the "CMC FBP"). To the extent that the date of such assumption is other than as of the first day of a plan year of the Cabot FBP (such date of assumption, the "Assumption Date"): (x) the Parties shall take all steps necessary or appropriate so that the book entry account balances (reflecting salary deductions, deemed employer contributions (if any) and qualified expenses paid (if any)) under the Cabot FBP of each such CMC Employee shall become account balances, as of the Assumption Date, under the CMC FBP; and (y) the Parties shall take all steps necessary or appropriate so that the contribution elections of each such CMC Employee as in effect immediately before the Assumption Date under the Cabot FBP remain in effect under the CMC FBP immediately after the Assumption Date.

         (b) As soon as practicable following March 31 following the plan year of the Cabot FBP in which the Assumption Date occurs, Cabot and Cabot Microelectronics shall agree upon the appropriate method of allocating between them any losses suffered by either of them by reason of Section 8(a) of this Employee Matters Agreement.

         9. FOREIGN EMPLOYEES. As of the Contribution Date, Cabot
Microelectronics shall assume all responsibilities, obligations and liabilities relating to the employment, compensation and benefits of the CMC Foreign Employees as of and following the Contribution Date. Cabot shall retain all responsibilities, obligations and liabilities not so assumed by Cabot Microelectronics pursuant to this Section 9.

         10. COOPERATION.

         (a) Cabot Microelectronics and Cabot shall reasonably cooperate with each other in carrying out the terms of this Employee Matters Agreement with the purpose of effectuating the intent hereof, and each Party shall exchange such information with the other Party as may be reasonably requested by the other Party relating hereto.

         (b) Each of the Parties shall provide to the other Party, upon such other Party's reasonable request, any and all information in such Party's possession which relates to such Party's employee benefit plans, programs and arrangements, including, without limitation, annual reports on Form 5500, actuarial valuations and materials relating to


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nondiscrimination and coverage; provided, however, that (i) no Party shall be required (x) to prepare any document in response to any such request or (y) to produce any document which is subject to a claim of privilege, and (ii) no Party shall be required to respond to any such request to the extent that such request relates to any period other than the period commencing on January 1, 1999 and ending, with respect to all of the Parties' employee benefit plans, programs and arrangements other than the Parties' tax-qualified plans, on the third anniversary of the Distribution Date, and ending, with respect to the Parties' tax-qualified plans, on December 31 of the year in which the sixth anniversary of the Distribution Date occurs.

         11. ORDER OF PRECEDENCE. The Parties agree that, if any terms of this Employee Matters Agreement conflict with the terms in the MSA, the terms of this Employee Matters Agreement shall govern with respect to the resolution of such conflict.

         12. INCORPORATION OF ARTICLE 7 OF THE MSA. The provisions of Article 7 of the MSA are incorporated into and made part of this Employee Matters Agreement by reference.

         13. EFFECTIVE TIME. This Agreement shall become effective upon the closing of the initial public offering described in the IPO Registration Statement.

IN WITNESS WHEREOF, the Parties hereto have executed this Employee Matters Agreement, effective as of the date first written above.

                                       CABOT MICROELECTRONICS
CABOT CORPORATION                      CORPORATION




/s/ Samuel W. Bodman                   /s/ Matthew Neville
---------------------------------      -------------------------------------
By:  Samuel W. Bodman                  By:  Matthew Neville
Its:  Chairman and CEO                 Its:  President and CEO


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